UNITED STATESSECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORTPursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2011

Date of Report (Date of Earliest Event Reported)

AVATAR VENTURES CORP.

(Exact name of registrant as specified in its charter)

Nevada 333-147037 N/A (State or other (Commission (I.R.S. Employerjurisdiction of Incorporation) File Number) Identification No.)

POSTAL CODE 130021, BOX 2225, MING DE ROAD POST OFFICE, CHAO YANG,CHANG CHUN CHINA 1300006

(Address of principal executive offices)

949-209-7970

(Registrant's telephone number, including area code)

(Former name and former address, if changed since last report)

- Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

- Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

- Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

- Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events  (Change of Corporate Address and phone number)

Effective April , 2011, Avatar Ventures Corp. has changed the location of its principal executive corporate office. The new address is

27281 Las Ramblas Suite 200 Mission Viejo California 92691, Phone 949 420 3100 Website www.avatarventurescorp.com

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Ventures Corp.

Date: April , 2011 By : /s/ Jack G. Stevenson Jack G. Stevenson, President